                                                                    EXHIBIT 10.1

                               FIFTH AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT

                  FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 13, 1999 (this "Fifth Amendment"), among Queen Sand Resources, Inc., a Nevada corporation (the "Borrower"), Queen Sand Resources, Inc., a Delaware corporation ("QSRD"), Queen Sand Operating Co. (formerly known as Northland Operating Co.), a Nevada corporation ("Northland"), Corrida Resources, Inc., a Nevada corporation ("Corrida"), each of the lenders that is, or becomes, a signatory to the Credit Agreement referred to below (individually, together with its successors and assigns, a "Lender" and collectively, the "Lenders") and Bank of Montreal, a foreign bank formed under the laws of Canada in its individual capacity as a Lender and as agent for the Lenders under the Credit Agreement referred to below (in its capacity as agent, together with its successors and assigns in such capacity, the "Agent").

                                    RECITALS

                  WHEREAS, the Borrower, QSRD, the Lenders and the Agent are parties to that certain Amended and Restated Credit Agreement, dated as of April 17, 1998, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of July 1, 1998 and by that certain Second Amendment to Amended and Restated Credit Agreement, dated as of November 10, 1998 and by that certain Third Amendment to Amended and Restated Credit Agreement, dated as of November 13, 1998 and by that certain Fourth Amendment to Amended and Restated Credit Agreement, dated as of May 14, 1999 (as so amended, the "Credit Agreement"); and

                  WHEREAS, the Borrower has advised the Lenders and the Agent that it desires to amend certain provisions of the Credit Agreement, and the Borrower has requested that the Lenders and the Agent agree to amend certain provisions of the Credit Agreement; and

                  WHEREAS, the Lenders and the Agent have agreed to so amend certain provisions of the Credit Agreement upon the terms and subject to the conditions and limitations of this Fifth Amendment;

                  NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein, the parties hereto hereby agrees as follows:

                  Section 1. Definitions. Capitalized terms used and not otherwise defined herein are used with the meanings ascribed thereto in the Credit Agreement. The following capitalized terms shall have the following respective meanings when used herein:

                  A. "Lending Relationship" shall refer to the Credit Agreement and the other Loan Documents, including, without limitation, this Fifth Amendment, together with any and all negotiations, discussions, acts, omissions, renewals, extensions, and other agreements or events related to the Credit Agreement and such other Loan Documents, the parties' obligations thereunder and the transactions contemplated thereby, including, without limitation, any such negotiations, discussions, acts, omissions, renewals, extensions, other agreements or events that (a) occurred prior to the date hereof, (b) may occur on the date hereof, or (c) occurred prior to the execution of this Fifth Amendment and the instruments and documents executed and delivered in connection herewith or relating hereto.

                  B. "Released Claims" shall mean any and all claims (including without limitation any liabilities, damages, demands and causes of action arising therefrom), whether (a) at law or in equity, (b) on the alleged commission of a tort, (c) on the alleged breach (or anticipatory breach or repudiation) of any contract, duty, or warranty (whether oral or written, express or implied), (d) on the alleged violation of any statute, tariff, or regulation (whether promulgated by the United States, any state thereof, any foreign state or country, or any other governmental agency or entity, wherever located), or (e) on any other factual, legal or equitable theory, including, without limitation, any claim for damages of any type or nature, for injunctive or other relief, for attorneys' fees, interest or any other liability whatsoever on any theory, including without limitation any loss, cost or damage in connection with or based upon "lender liability", unfair dealing, duress, coercion, control or undue influence, extortion or commercial bribery, breach of an implied covenant or duty of good faith and fair dealing, material misrepresentation or omission, overreaching, unconscionability, conflict of interest, bad faith, malpractice, disparate bargaining position, detrimental reliance, promissory estoppel, estoppel by deed, waiver, laches, or any other equitable theory, equitable subordination, breach of fiduciary duty or any other duty, or tortious inducement to commit such breach, tortious interference with contract or prospective business relations, negligent performance of contractual obligations, or other theories of negligence, negligent or intentional infliction of emotional distress, slander, libel, other defamation, fraudulent transfer, conversion, trespass to (or clouding the title of) property, usury, violations of the Racketeer Influenced and Corrupt Organizations Act, deceptive trade practices, conspiracy, or any theory of liability as partners or joint venturers, that any Releasing Party may have as of the date hereof against any Released Party with respect to the Lending Relationship.

                  C. "Released Party" shall mean each of the Agent, the Lenders and their respective predecessors, successors, assigns, directors, officers, partners, employees, agents, attorneys, principals and Affiliates and all other Persons liable or who might be claimed to be liable on their behalf (collectively, the "Released Parties").

                  D. "Releasing Party" shall mean each of QSRD, the Borrower, Corrida and Northland and their respective predecessors, successors, assigns, directors, officers, partners, employees, agents, attorneys, principals, Affiliates (other than any Affiliate that is a Lender) and all other Persons who might have a claim against any Released Party (collectively, the "Releasing Parties").

                  Section 2. Amendments to Credit Agreement. The Credit Agreement is amended hereby as follows:

                  A. Section 1.02 is amended hereby:

                           (i) by inserting the reference "and the Fifth
                  Amendment" after the reference "Fourth Amendment" in the definition of the term "Agreement";

                           (ii) by inserting the following definitions where
                  alphabetically appropriate:

                  "Fifth Amendment" shall mean that certain Fifth Amendment to Amended and Restated Credit Agreement dated as of October 13, 1999 among the Borrower, QSRD, the Agent and the Lenders.

                  "Fifth Amendment Effective Date" shall mean October 13, 1999.

                           (iii) by deleting the definition of the term
                  "Aggregate Maximum Credit Amounts" in its entirety and substituting the following therefor:

                  "Aggregate Maximum Credit Amounts" at any time prior to the 15th Business Day of November 1999 (or such earlier time as the Borrowing Base is redetermined in accordance with Section 2.08(d)) shall equal $8,000,000 as reduced in accordance with Section 2.03(b) and/or by prepayments made pursuant to Section 2.07(d)(2) and (3), and thereafter shall equal the sum of the Maximum Credit Amounts of the Lenders ($125,000,000), as the same may be reduced pursuant to Section 2.03(b).";

                           (iv) by deleting the definition of the term
                  "Consolidated Tangible Net Worth" in its entirety and substituting the following therefor:

                  ""Consolidated Tangible Net Worth" shall mean, with respect to QSRD and its Subsidiaries, the sum of the par value of preferred stock, par value of common stock, additional paid in capital and retained earnings, less treasury stock plus the amount of noncash write downs attributable to any period ending on or before January 1, 1999 if in compliance with GAAP or SEC guidelines, and plus or minus, as appropriate, foreign currency translation adjustments, all as determined on a consolidated basis."; and

                           (v) by deleting the reference "October 1, 2000" in
                  the definition of the term "Maturity Date" and substituting therefor the reference "July 1, 2000".


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

                  B. Section 2.07(d) of the Credit Agreement is amended hereby by deleting the reference "the 15th Business Day of September 1999" and substituting therefor the reference "the 15th Business Day of November 1999."

                  C. Section 9.12(b) of the Credit Agreement is amended hereby by deleting the text of subsection (b) in its entirety and substituting the following therefor:

                  "Consolidated Tangible Net Worth. As of the last day of the fiscal quarter ending June 30, 1999 and as of the last day of each fiscal quarter occurring thereafter, QSRD will not permit its Consolidated Tangible Net Worth to be less than $33,000,000."

                  Section 3. Waiver.

                  A. QSR and the Borrower have requested that the Agent and the Lenders waive the March 1999 Scheduled Redetermination Date and the September 1999 Redetermination Date until November 15, 1999, and the Agent and each Lender signatory hereto, by the execution and delivery of this Fifth Amendment, hereby agree to waive such Scheduled Redetermination Dates until November 15, 1999, and the Lenders will not initiate an unscheduled redetermination of the Borrowing Base pursuant to Section 2.08(d) of the Credit Agreement (as amended hereby) prior to November 15, 1999, provided that until the first redetermination of the Borrowing Base after the Fifth Amendment Effective Date, borrowings under the Credit Agreement (as amended hereby) are limited to the Aggregate Maximum Credit Amounts then in effect.

                  B. Nothing contained herein shall be deemed to constitute a consent or waiver with respect to any other term, provision or condition of the Credit Agreement and the other Loan Documents or shall prejudice any right or remedy that the Agent and/or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any Loan Document.

                  Section 4. Conditions Precedent. This Fifth Amendment shall become binding upon receipt by the Agent of the following documents and satisfaction of the other conditions provided in this Section 4, each of which must be satisfactory to the Agent in form and substance:

                  A. counterparts of this Fifth Amendment executed by QSRD, the Borrower, Corrida, Northland, the Agent and the Lenders;

                  B. certificates of the Secretary or an Assistant Secretary of QSRD, the Borrower, Corrida and Northland setting forth for each of them (i) the resolutions of its board of directors with respect to the authorization to execute and deliver this Fifth Amendment and to consummate the transactions contemplated hereby; (ii) the Responsible Officer of such entity authorized to sign this Fifth Amendment, and (iii) the signature of such authorized Responsible Officer of such entity;


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

                  C. an opinion of counsel to the Borrower substantially in the form attached hereto as Exhibit A;

                  D. payment of the fees and expenses of the Agent and the Lenders in accordance with Section 7.B. hereof; and

                  E. such other documents as the Agent may reasonably request.

                  Section 5. Representations and Warranties.

                  A. Each of QSRD, the Borrower, Corrida and Northland hereby reaffirms that the representations and warranties made it in the Credit Agreement and the other Loan Documents were true and correct when made and are true and correct as though made on and as of the date hereof, and further represents and/or acknowledges, as applicable, that,

                         (i) as of the date hereof, no Default or Material
Adverse Effect has occurred and is continuing except as previously disclosed to the Agent in writing;

                         (ii) the execution, delivery and performance by QSRD,
the Borrower, Corrida and Northland of this Fifth Amendment and the other Loan Documents and all instruments and documents to be delivered by QSRD, the Borrower, Corrida and Northland to the extent a party thereto, hereunder and thereunder and the creation of all Liens provided for herein and therein: (a) are within QSRD's, the Borrower's, Corrida's or Northland's corporate power;
(b) have been duly authorized by all necessary or proper corporate action, including the consent of stockholders thereof; (c) are not in contravention of any provision of QSRD's, the Borrower's, Corrida's or Northland's certificate of incorporation, bylaws or similar organizational and/or governing documents;
(d) will not violate (1) any law or regulation or (2) any order or decree of any court or governmental instrumentality; (e) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which QSRD, the Borrower, Corrida or Northland is a party or by which QSRD, the Borrower, Corrida or Northland or any of their respective Property is bound; (f) will not result in the creation or imposition of any Lien upon any of the Property of QSRD, the Borrower, Corrida and Northland other than those in favor of the Agent pursuant to the terms of any Loan Documents to be delivered in connection herewith; and (g) do not require the consent or approval of any governmental body, agency, authority or any other Person that has not been duly obtained, made or complied with prior to the date hereof. At or prior to the date hereof, each of this Fifth Amendment and the other Loan Documents to be delivered in connection herewith shall have been duly executed and delivered for the benefit of or on behalf of QSRD, the Borrower, Corrida and Northland, in each case to the extent a party thereto, and each shall then constitute a legal, valid and binding obligation of QSRD, the Borrower, Corrida and Northland enforceable against it in accordance with its terms;

                         (iii) pursuant to and in accordance with Section
2.08(d) of the Credit Agreement and subject to the limitations in Section 3.A. hereof, the Majority Lenders may initiate two unscheduled redeterminations of the Borrowing Base during any consecutive twelve (12) month period;

                         (iv) until the first redetermination of the Borrowing
Base after the Fifth Amendment Effective Date, borrowings under the Credit Agreement (as amended hereby) are limited to the Aggregate Maximum Credit Amounts then in effect.

                  B. Each of QSRD, the Borrower, Corrida and Northland further represents and warrants, for itself only that it (i) is executing this Fifth Amendment after consultation with counsel of his or its own choosing, (ii) has read and understands the release granted by Section 6 hereof, (iii) desires to execute this Fifth Amendment and (iv) has the requisite authority to enter into and be bound by this Fifth Amendment, including the release granted by Section 6 hereof.

                  Section 6. Release.

                  A. Each of the Releasing Parties desires and intends fully to compromise, release and settle any and all of the Released Claims; and each of the Releasing Parties hereby covenants, warrants and represents unto each of the Released Parties that such Releasing Party does hereby FOREVER RELEASE, ACQUIT, WAIVE AND DISCHARGE each of the Released Parties of and from the Released Claims and each of the Releasing Parties hereby declares the same FOREVER RELEASED, ACQUITTED, WAIVED, SETTLED AND DISCHARGED. This release is effective without regard to whether (i) such Released Claims are known or unknown, (ii) damages arising out of such Released Claims have yet accrued,
(iii) such Released Claims arose collaterally, directly, derivatively, or otherwise between the parties hereto or (iv) an ordinary person in the same or similar circumstances would or would not, through the exercise of due care, have discovered such claims by the date of this Fifth Amendment. In connection with the foregoing release:

                  B. Each of the Borrower, QSRD and each Subsidiary Guarantor represents and warrants that it has the full power and authority to perform the release granted in this Section 6 and that it has not in any manner made any assignment of any Released Claim to any third party.

                  C. The release granted in this Section 6 will be effective upon execution of this Fifth Amendment by all of the parties hereto.

                  D. Each party executing this Fifth Amendment understands and agrees that the release granted in this Section 6 is a full, final and complete release of the Released Claims and that such release may be pleaded as an absolute and final bar to any or all suits which may hereafter be filed or prosecuted by any one or more of the Releasing Parties or anyone claiming by, through or under any one or more of the Releasing Parties in respect of any of the matters released hereby, and that no recovery on account of the Released Claims may hereafter be had from any of the Released Parties; and that the consideration given for such release is not an admission of liability or fault on the part of any of the Released Parties (it being the express intent of the parties hereto to obtain peace of mind and avoid the expense and uncertainty of potential litigation), and that none of the Releasing Parties or those claiming by, through or under any of them will ever claim that it is.

                  E. The parties hereto acknowledge that the release granted by this Section 6 does not have any effect with respect to relationships between QSRD, the Borrower and each Subsidiary Guarantor and the Lenders and the Agent other than in connection with the Lending Relationship.

                  Section 7. Payment of Fees and Expenses; Form of Payment.

                  A. The Borrower agrees to pay to the Agent for the benefit of the Lenders signatory hereto a fee (the "Amendment Fee") in two installments payable as follows: (i) on November 1, 1999, an amount equal to two and a half percent (2 1/2%) of the outstanding balance of the Loans on November 1, 1999 and (ii) on December 1, 1999, an amount equal to two and a half percent
(2 1/2%) of the outstanding balance of the Loans on December 1, 1999.

                  B. The Borrower agrees, whether or not the transactions contemplated hereby are consummated, to pay all reasonable expenses of the Agent and the Lenders (including, without limitation, all reasonable fees and disbursements of counsel and other outside consultants for the Agent and/or the Lenders) in connection with the negotiation, investigation, preparation, execution and delivery of, recording and filing of, preservation of rights under and enforcement of this Fifth Amendment and the other Loan Documents to be delivered in connection herewith.

                  C. All payments to be made by the Borrower under this Fifth Amendment shall be made in Dollars, in immediately available funds, to the Agent at such account as the Agent shall specify by notice in accordance with
Section 4.01 of the Credit Agreement.

                  Section 8. Limitations. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Credit Agreement or any of the other Loan Documents, or (b) prejudice any right or rights that the Lenders or the Agent may have at any time under or in connection with the Credit Agreement as amended hereby or any of the other Loan Documents. Except as expressly supplemented, amended or modified hereby, the terms and provisions of the Credit Agreement or any other Loan Documents are and shall remain in full force and effect. In the event of a conflict between this Amendment and any of the foregoing documents, the terms of this Amendment shall be controlling.

                  Section 9. Ratification and Affirmation of Obligors. Each of the Obligors hereby expressly (i) acknowledges the terms of this Fifth Amendment, (ii) ratifies and affirms its obligations under the Loan Documents to which it is a party, (iii) acknowledges, renews and extends its continued liability under its respective Guaranty Agreement, if applicable, and other Security Instruments to which it is a party and agrees that its respective Guaranty Agreement, if applicable, and the other Security Instruments to which it is a party remain in full force and effect with respect to the Indebtedness as amended hereby.

                  Section 10. Non-Reliance on Agent and Other Lenders. Each Lender acknowledges and agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own decision to enter into this Fifth Amendment, and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Fifth Amendment or the Credit Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by QSRD or the Borrower of this Fifth Amendment or any other Loan Document or any other document referred to or provided for herein or therein or to inspect the properties or books of QSRD or the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder and under the Credit Agreement, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of QSRD or the Borrower (or any of its Affiliates) which may come into the possession of the Agent or any of its Affiliates. In this regard, each Lender acknowledges that Weil, Gotshal & Manges LLP is acting in this transaction as special counsel to the Agent only. Each Lender will consult with its own legal counsel to the extent that it deems necessary in connection with this Amendment and the matters contemplated herein.

                  Section 11. Governing Law. This Fifth Amendment and the rights and obligations of the parties hereunder and under the Credit Agreement shall be construed in accordance with and be governed by the laws of the State of Texas and the United States of America.

                  Section 12. Descriptive Headings, etc. The descriptive headings of the several Sections of this Fifth Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

                  Section 13. Counterparts. This Fifth Amendment may be executed in any number of counterparts and by different parties on separate counterparts and all of such counterparts shall together constitute one and the same instrument.


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


                  IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed as of the date first written above.

            NOTICE PURSUANT TO TEX. BUS. & COMM. CODE SECTION 26.02

                  THIS FIFTH AMENDMENT AND OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES BEFORE OR SUBSTANTIALLY CONTEMPORANEOUSLY WITH THE EXECUTION HEREOF TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

QSRD:                            QUEEN SAND RESOURCES, INC., a Delaware
                                 corporation


                                       By:
                                           -----------------------------------
                                                Robert P. Lindsay
                                                Chief Operating Officer


                                       By:
                                           -----------------------------------
                                                Edward J. Munden
                                                President

BORROWER:                        QUEEN SAND RESOURCES, INC., a Nevada
                                 corporation


                                       By:
                                           -----------------------------------
                                                Robert P. Lindsay
                                                Vice President


                                       By:
                                           -----------------------------------
                                                Edward J. Munden
                                                President

GUARANTORS:                      QUEEN SAND OPERATING CO. (formerly known as
                                 NORTHLAND OPERATING CO.)


                                       By:
                                           -----------------------------------
                                                Robert P. Lindsay
                                                Vice President


                                       By:
                                           -----------------------------------
                                                Edward J. Munden
                                                President

                                 CORRIDA RESOURCES, INC.


                                       By:
                                           -----------------------------------
                                                Robert P. Lindsay
                                                Vice President


                                       By:
                                           -----------------------------------
                                                Edward J. Munden
                                                President


AGENT:                           BANK OF MONTREAL, as Agent


                                       By:
                                           -----------------------------------
                                                Thomas E. McGraw
                                                Director

LENDER:                          BANK OF MONTREAL


                                       By:
                                           -----------------------------------
                                                Thomas E. McGraw
                                                Director

LENDER:                          SOCIETE GENERALE, SOUTHWEST AGENCY


                                       By:
                                           -----------------------------------
                                                Mark A. Cox
                                                Director


LENDER:                          ENRON NORTH AMERICA CORP. F/K/A
                                 ENRON CAPITAL & TRADE RESOURCES CORP.


                                       By:
                                           -----------------------------------
                                             ---------------------------------
                                             ---------------------------------




LENDER:                          JOINT ENERGY DEVELOPMENT INVESTMENTS II LIMITED
                                 PARTNERSHIP

                                             By: Enron Capital Management II
                                       Limited Partnership, its sole
                                       general partner

                                             By: Enron Capital II Corp., its
                                       sole general partner


                                       By:
                                           -----------------------------------
                                             ---------------------------------
                                             ---------------------------------